Exhibit 10.1

2005
OMNIBUS STOCK AND INCENTIVE PLAN
FOR
THOMAS GROUP, INC.

TABLE OF CONTENTS

1.	Purpose		1
2.	Definitions		1
	(a)	“Administrator	1
	(b)	“Agreed Price	1
	(c)	“Applicable Laws	1
	(d)	“Award	1
	(e)	“Board	1
	(f)	“Cause	1
	(g)	“Change in Control	1
	(h)	“Change in Control Price	2
	(i)	“Code	3
	(j)	“Committee	3
	(k)	“Common Stock	3
	(l)	“Company	3
	(m)	“Consultant	3
	(n)	“Date of Grant	3
	(o)	“Director	3
	(p)	“Disability	3
	(q)	“Effective Date	3
	(r)	“Eligible Person(s)	3
	(s)	“Employee(s)	3
	(t)	“Fair Market Value	3
	(u)	“Holder	4
	(v)	“Incentive Stock Option	4
	(w)	“Non-Qualified Stock Option	4
	(x)	“Option	4
	(y)	“Option Price	4
	(z)	“Performance Award	4
	(aa)	“Performance Measures	4
	(bb)	“Performance Period	4
	(cc)	“Plan	4
	(dd)	“Plan Year	4
	(ee)	“Reserved Shares	5
	(ff)	“Restriction(s)	5
	(gg)	“Restricted Period	5
	(hh)	“Restricted Shares	5
	(ii)	“Restricted Share Award	5
	(jj)	“Restricted Share Distributions	5
	(kk)	“SAR	5
	(ll)	“Share(s)	5
	(mm)	“Shareholders	5
	(nn)	“Spread	5
	(oo)	“Separation	5
	(pp)	“Subsidiary	5
	(qq)	“1933 Act	6

i

	(rr) “1934 Act	6
	(ss) “Vested	6
	(tt) “10% Person	6
3.	Award of Reserved Shares.	6
4.	Conditions for Grant of Awards.	6
5.	Grant of Options.	7
6.	Option Price.	8
7.	Exercise of Options	8
8.	Vesting of Award	8
9.	Termination of Option Period.	8
10.	Acceleration	9
11.	Adjustment of Reserved Shares.	9
12.	Transferability of Awards	11
13.	Issuance of Reserved Shares	11
14.	Exercise of Discretion and Administration of the Plan.	12
15.	Tax Withholding	13
16.	Restricted Share Awards.	13
17.	Performance Awards.	14
18.	Stock Appreciation Rights.	15
19.	Section 83(b) Election	17
20.	Interpretation.	17
21.	Amendment and Discontinuation of the Plan	17
22.	Effective Date and Termination Date	18

ii

2005 OMNIBUS STOCK AND INCENTIVE PLAN FOR

THOMAS GROUP, INC.

1.                                      Purpose.  The purpose of this Plan is to advance the interests of Thomas Group, Inc., and increase Shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees and consultants, upon whose efforts and judgment its success is largely dependent.

2.                                      Definitions.  As used herein, the following terms shall have the meaning indicated:

(a)                                  “Administrator” shall mean the person(s) designated by the Committee to carry out nondiscretionary administrative duties with respect to the Plan and Awards.

(b)                                  “Agreed Price” shall relate to the grant of an Award in the form of a SAR, and shall mean the value assigned to the Award’s Reserved Shares which will form the basis for calculating the Spread on the date of exercise of the SAR, which assigned value shall be the Fair Market Value of such Reserved Shares on the Date of Grant.

(c)                                  “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, and the Code; and the similar laws of any foreign country or jurisdiction where Options are, or will be, granted.

(d)                                  “Award” shall mean either an Option, a SAR, a Restricted Share Award, or a Performance Award, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award; and provided, further, that references to Award shall be deemed to be references to the written agreement evidencing such Award, and provided, finally, without limitation, that unless expressly provided to the contrary in the terms of the Award, in the event of a conflict between the terms of the Plan and the terms of an Award, the terms of the Plan are controlling.

(e)                                  “Board” shall mean the Board of Directors of the Company.

(f)                                    “Cause” shall mean the occurrence of any one or more of the following: (i) Holder engages in any act of gross misconduct that is injurious to the Company or its business: (ii) Holder engages in any act of dishonesty, misconduct, fraud, misappropriation, embezzlement, theft, moral turpitude or the like; (iii) Holder refuses to perform the duties or responsibilities properly assigned to him by the Company, or the dereliction of duty by Holder; or (iv) a material breach or a violation by Holder of any material provision of Holder’s employment agreement.

(g)                                 “Change in Control” shall mean the first date, if any, upon which any of the following occurs:

(1)                                  any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities; provided, however, that the term “Person” shall not include (A) the Company, (B) any employee benefits plan of the Company, (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (D) a subsidiary of a corporation owned, directly or indirectly, by the Shareholders in substantially the same proportions as their ownership of voting securities of the Company, (E) any other person whose acquisitions of shares of voting securities is approved in advance by a majority of the Board, or (F) General John T. Chain, Jr. or Edward P. Evans;

(2)                                  individuals who, as of December 20, 2005, constitute the Board (the “Incumbent Board”) cease for any reason to constitute more than 50 percent of the members of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s Shareholders was approved by a vote of at least two-thirds of the directors then constituting the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board;

(3)                                  Shareholders approve a merger, consolidation, or reorganization of the Company with or into another corporation or other legal person and, as a result of such merger, consolidation or reorganization, the holders of the Company’s Shares immediately prior to such transaction do not have the same proportionate ownership of the common stock of the surviving entity immediately after such transaction;

(4)                                  Shareholders approve a sale or disposition of all or substantially all of the Company’s assets to any other corporation or other legal person and as a result of such transaction, the holders of the Company’s Shares immediately prior to such transaction do not have the same proportionate ownership of the common stock of the surviving entity immediately after such transaction;

(5)                                  Shareholders approve a plan of liquidation or dissolution of the Company;

(6)                                  a public announcement is made of a tender or exchange offer by any Person for fifty percent or more of the outstanding voting securities of the Company, and the Board approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act; or

(7)                                  in a Title 11 Bankruptcy Proceeding, there is the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

(h)                                 “Change in Control Price” shall mean the higher of (i) the highest price per Share paid in any transaction reported on the NASDAQ or such other exchange or market as is the principal trading market for the Shares, or (ii) the highest price per Share paid in any bona fide transaction related to a Change in Control, at any time during the 60 day period immediately preceding such occurrence; with such occurrence date to be determined by the Committee.

(i)                                    “Code” shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

(j)                                    “Committee” shall mean the Compensation and Corporate Governance Committee of the Board, provided, further, that in granting Performance Awards, Committee shall refer to only those members of the Compensation and Corporate Governance Committee who are “Outside Directors” within the meaning of Section 162(m) of the Code.

(k)                                “Common Stock” shall mean the common stock, par value $.01 per Share, of the Company.

(l)                                    “Company” shall mean the Thomas Group, Inc.

(m)                              “Consultant” shall mean, any person or entity who or which is engaged by the Company or a Subsidiary to render consulting services and is compensated for such consulting services, and meets the definition of “employee” as set forth in the instructions to Form S-8 Registration Statement under the 1933 Act.

(n)                                 “Date of Grant” shall mean the date on which the Committee takes formal action to grant an Award, provided that it is followed, as soon as reasonably practicable, by written notice to the Eligible Person receiving the Award.

(o)                                  “Director” shall mean a member of the Board of the Company.

(p)                                  “Disability” shall mean a Holder’s present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Holder from performing the normal services required of the Holder by the Company; provided, however, that such disability did not result, in whole or in part:  (i) from chronic alcoholism; (ii) from addiction to narcotics; (ii) from a felonious undertaking; or (iv) from an intentional self inflicted wound.

(q)                                  “Effective Date” shall mean December 20, 2005.

(r)                                  “Eligible Person(s)” shall mean those persons or entities, as applicable, who are Employees, or Consultants.

(s)                                  “Employee(s)” shall mean each person who is designated as an employee on the books of the Company, including, without limitation, persons so designated who are employed by a Subsidiary.

(t)                                    “Fair Market Value” per Share shall be determined by the Committee and, on the date of reference, shall be the Closing Price on such date, provided, further, that if the actual transaction involving the Shares occurs at a time when the NASDAQ National Market System (“NASDAQ”) (or other exchange on which Shares are traded) is closed for regular trading, then it shall be the most recent Closing Price; provided, further, that “Closing Price” means the closing price of the Shares on the NASDAQ as reported in any newspaper of general circulation, or in the absence of such report, as reflected on the records of the system on which the Shares are reported or quoted.

(u)                                 “Holder” shall mean, at each time of reference, each person with respect to whom an Award is in effect; provided, further, that following the death of a Holder, it shall refer to the person who succeeds to the rights of such Holder.

(v)                                   “Incentive Stock Option” shall mean an Option that is an incentive stock option as defined in Section 422 of the Code.

(w)                                “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(x)                                  “Option” (when capitalized) shall mean the grant of the right to purchase Reserved Shares through the payment of the Option Price and taking the form of either an Incentive Stock Option or a Non-Qualified Stock Option; except that, where it shall be appropriate to identify a specific type of Option, reference shall be made to the specific type of Option; provided, further, without limitation, that a single Option may include both Incentive Stock Option and Non-Qualified Stock Option provisions.

(y)                                  “Option Price” shall mean the price per Reserved Share which is required to be paid by the Holder in order to exercise his or her right to acquire the Reserved Share under the terms of the Option.

(z)                                  “Performance Award” shall mean the award which is granted contingent upon the attainment of the performance objectives during the Performance Period, all as described more fully in Section 17.

(aa)                            “Performance Measures” shall mean one or more of the following: (i) Share price (ii) earnings per Share, (iii) return on average common equity, (iv) pre-tax income, (iv) pre-tax operating income, (v) net revenue, (vi) net income, (vii) profits before taxes, (viii) Fair Market Value per Share, (ix) net asset value, (x) net asset value per Share, (xi) operating cost reductions, or (xii) such other similar measures as the Committee may select, and provided that such measures may be made before or after adjustments as determined by the Committee at the time of the grant of the Award and designated in writing in the Award, provided, without limitation, that while a performance standard can include remaining in the employ of the Company for a period of time, it shall not be based on merely remaining in the employ of the Company for a specified period of time.

(bb)                            “Performance Period” shall mean the period selected by the Committee with respect to which the performance objectives relate or a measured.

(cc)                            “Plan” shall mean this 2005 Omnibus Stock and Incentive Plan for Thomas Group, Inc..

(dd)                            “Plan Year” shall mean the calendar year.

(ee)                            “Reserved Shares” shall mean, at each time of reference, the total number of Shares described in Section 3 with respect to which the Committee may grant an Award, all of which Reserved Shares shall be held in the Company’s treasury or shall be made available from the Company’s authorized and unissued Shares.

(ff)                                “Restriction(s)” “Restricted” and similar shall mean the restrictions applicable to Reserved Shares subject to an Award which constitute “a substantial risk of forfeiture” of such Reserved Shares within the meaning of Section 83(a)(1) of the Code.

(gg)                          “Restricted Period” shall mean the period during which Restricted Shares are subject to Restrictions.

(hh)                          “Restricted Shares” shall mean the Reserved Shares granted to an Eligible Person which are subject to Restrictions; provided, further, that the Committee may, in its sole discretion, determine that the Restrictions which otherwise would have been imposed have been fully satisfied on the Date of Grant by reason of prior service and/or other considerations, and thus provide that such Restricted Shares shall be fully Vested on the Date of Grant.

(ii)                                “Restricted Share Award” shall mean the award of Restricted Shares.

(jj)                                “Restricted Share Distributions” shall mean any amounts, whether Shares, cash or other property (other than regular cash dividends) paid or distributed by the Company with respect to Restricted Shares during a Restricted Period.

(kk)                        “SAR” shall mean a stock appreciation right as defined in Section 18 hereof.

(ll)                                “Share(s)” shall mean a share or shares of Common Stock.

(mm)                    “Shareholders” shall mean persons owning one or more Shares at the time of reference.

(nn)                          “Spread” shall mean the difference between the Option Price, or the Agreed Price, as the case may be, of the Share(s) on the Date of Grant of the Award, and the Fair Market Value of such Share(s) on the later date of reference.

(oo)                            “Separation” shall mean the date on which a Holder ceases to have an employment relationship with the Company for any reason, including death or Disability; and provided, further, without limitation, such employment relationship will cease, in the case of a consultant, upon his or her ceasing to render services to the Company, as determined by the Committee in its sole discretion; provided, however, that a Separation will not be considered to have occurred while an Employee is on sick leave, military leave, or any other leave of absence approved by the Company, if the period of such leave does not exceed 90 days, or, if longer, so long as the Employee’s right to redeployment with the Company is guaranteed either by statute or by contract.

(pp)                            “Subsidiary” shall mean, where the Award is an Incentive Stock Option, a “subsidiary corporation”, as defined in Section 424(f) of the Code, and where the Award is not an Incentive Stock Option, any entity which would be a “subsidiary corporation” as defined in Section 424(f) of the Code if it were a corporation.

(qq)                            “1933 Act” shall mean the Securities Act of 1933, as amended.

(rr)                            “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(ss)                            “Vested” and similar terms shall mean the number of Option Shares which have become nonforfeitable and the portion of an Award on which the Restrictions have lapsed; provided, further, and without limitation, that the lapse of Restrictions based on the attainment of performance objectives may also be a Vesting event to the extent provided in the Award.

(tt)                                “10% Person” shall mean a person who owns directly (or indirectly through attribution under Section 425(d) of the Code) at the Date of Grant of an Incentive Stock Option, stock possessing more than 10% of the total combined voting power of all classes of voting stock (as defined in Section 424 of the Code) of the Company on the Date of Grant.

3.                                      Award of Reserved Shares.

(a)                                  As of the Effective Date, One Million (1,000,000) Shares shall automatically, and without further action, become Reserved Shares.  To the extent any Award shall terminate, expire or be canceled, the Reserved Shares subject to such Award (or with respect to which the Award is measured), shall remain Reserved Shares.  Where an Award is settled on a basis other than the issuance of Reserved Shares, the Reserved Shares which measured the amount of such Award settlement shall be canceled and no longer considered Reserved Shares.

(b)                                  Notwithstanding any provision in this Plan to the contrary, in order to insure that Performance Awards are performance-based compensation within the meaning of Section 162(m) of the Code, no person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible for a grant during a single calendar year of an Award with respect to, or measured by, more than Seven Hundred Thousand (700,000) Reserved Shares.  The limitation under this Section 3(b) shall be construed so as to comply with the requirements of Section 162(m) of the Code.

4.                                      Conditions for Grant of Awards.

(a)                                  Without limiting the generality of the provisions hereof which deal specifically with each form of Award, Awards shall only be granted to such one or more Eligible Persons as shall be selected by the Committee.

(b)                                  In granting Awards, the Committee shall take into consideration the contribution the Eligible Person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine.  The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters.  The Committee may from time to time in granting Awards under the Plan prescribe such terms and conditions concerning such Awards as it deems appropriate, including, without limitation, relating an Award to achievement of specific goals established by the Committee or to the continued employment of the Eligible

Person for a specified period of time, provided that such terms and conditions are not inconsistent with the provisions of this Plan.

(c)                                  Incentive Stock Options may be granted only to Employees, and all other Awards may be granted to any Eligible Person.

(d)                                  The Plan shall not confer upon any Holder any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment at any time.

(e)                                  The Awards granted to Eligible Persons shall be in addition to regular salaries, pension, life insurance or other benefits (if any) related to their service to the Company, and nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

(f)                                    The Committee shall determine in each case whether periods of military or government service shall constitute a continuation of employment or service for the purposes of this Plan or any Award.

(g)                                 Notwithstanding any provision hereof to the contrary, each Award which in whole or in part involves the issuance of Reserved Shares may provide for the issuance of such Reserved Shares for consideration consisting of cash or cash equivalents, or such other consideration as the Committee may determine, including (without limitation) as compensation for past services rendered.

5.                                      Grant of Options.

(a)                                  The Committee may grant Options to Eligible Persons from time to time, alone, in addition to, or in tandem with, other Awards granted under the Plan.  An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option, and shall clearly state whether it is (in whole or in part) an Incentive Stock Option or a Non-Qualified Stock Option; provided, further, that failure of an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option will not affect its validity, and the portion which does not qualify as an Incentive Stock Option shall be a Non-Qualified Stock Option.

(b)                                  If both Incentive Stock Options and Non-Qualified Stock Options are granted to a Holder, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

(c)                                  The aggregate Fair Market Value (determined as of the Date of Grant) of the Reserved Shares with respect to which any Incentive Stock Option is exercisable for the first time by a Holder during any calendar year under the Plan and all such plans of the Company (as defined in Section 425 of the Code) shall not exceed $100,000; provided, further, without limitation, that any portion of an Option designated as an Incentive Stock Option which exceeds such $100,000 limit will, notwithstanding such designation, be a validly granted Non-Qualified Stock Option.

(d)                                  The Committee may at any time offer to buy out for a payment in cash, an Option previously granted, based on such terms and conditions as the Committee shall establish and as communicated to the Holder by the Committee at the time that such offer is made.

6.                                      Option Price.

(a)                                  The Option Price shall be any price determined by the Committee which is not less than one hundred percent (100%) of the Fair Market Value per Share as determined under the terms of the Plan on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to a 10% Person the Option Price shall not be less than 110% of the Fair Market Value per Share as determined under the terms of the Plan on the Date of Grant.  The Committee shall determine the Fair Market Value per Share.

(b)                                  Unless further limited by the Committee in any Option, the Option Price may be paid in cash, by certified or cashier’s check, by wire transfer, by money order, through a Broker Assisted Exercise, with Shares (but with Shares only if expressly permitted by the terms of the Option), or by a combination of the above; provided, however, that the Committee may accept a personal check in full or partial payment.  If the Option Price is permitted to be, and is, paid in whole or in part with Shares, the value of the Shares surrendered shall be the Shares’ Fair Market Value on the date delivered to the Administrator.

7.                                      Exercise of Options.  An Option shall be deemed exercised when (i) the Administrator has received written notice of such exercise in accordance with the terms of the Option, and (ii) full payment of the aggregate Option Price plus required withholding tax amounts, if any, described in Section 15, of the Reserved Shares as to which the Option is exercised has been made.  Separate stock certificates shall be issued by the Company for any Reserved Shares acquired as a result of exercising an Incentive Stock Option and a Non-Qualified Stock Option.

8.                                      Vesting of Award

(a)                                  Without limitation, each Award shall Vest in whole or in part, and shall expire, according to the terms of the Award.

(b)                                  The Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unVested Award shall Vest.

9.                                      Termination of Option Period.

(a)                                  Unless the terms of an Option expressly provide for a different date of termination, the unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(1)                                  on the 90th day following Holder’s Separation for any reason except death, Disability or for Cause; or

(2)                                  immediately upon Separation as a result, in whole or in material part, of a discharge for Cause; or

(3)                                  on the one hundred-eightieth (180th) day following a Separation by reason of death or Disability;

(4)                                  in the case of a 10% Person, on the fifth (5th ) anniversary of the Date of Grant; or

(5)                                  on the tenth (10th) anniversary of the Date of Grant.

(b)                                  Notwithstanding any provision of the Plan to the contrary, in the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the proposed merger of the Company with or into another corporation (collectively, the “Transaction”), unless otherwise expressly provided (by express reference to this Section 9(b)) in the terms of an Option, after the public announcement of the Transaction, the Committee may, in its sole discretion, deliver a written notice (“Cancellation Notice”) to any Holder of an Option, canceling the unexercised Vested portion (including the portion which becomes Vested by reason of acceleration), if any, of such Option, effective on the date specified in the Cancellation Notice (“Cancellation Date”).  Notwithstanding the forgoing, the Cancellation Date may not be earlier than the last to occur of (i) the 15th day following delivery of the Cancellation Notice, and (ii) the 60th day prior to the proposed date for the consummation of the Transaction (“Proposed Date”).  Without limitation, the Cancellation Notice will provide that, unless the Holder elects in writing to waive, in whole or in part, a Conditional Exercise, that the exercise of the Option will be a Conditional Exercise.  A “Conditional Exercise” shall mean that in the event the Transaction does not occur within 180 days of the Proposed Date, the exercising Holder shall be refunded any amounts paid to exercise such Holder’s Option, such Option will be reissued, and the purported exercise of such Option shall be null and void ab intitio.

10.                               Acceleration.  In the event of a Change in Control, in the sole discretion of the Committee, the Committee may provide that an Award will become fully or partially exercisable, Vested, or the Restricted Period shall terminate, as the case may be (hereafter, in this Section 10, such Award shall be “accelerated”), and (ii) thereafter, in the sole discretion of the Committee, the value of some or all Vested Awards may be cashed out on the basis of the Change in Control Price, at any time during the 60 day period immediately preceding any bona fide transaction related to a Change in Control; provided, further, that if a date prior to such occurrence is selected for a cash out, any subsequent increase in the Change in Control Price shall be computed with respect to such Awards which have been cashed-out and will be paid to each Holder on the date of such occurrence, or as soon thereafter as reasonably possible.

11.                               Adjustment of Reserved Shares.

(a)                                  If at any time while the Plan is in effect or Awards with respect to Reserved Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split up, combination or exchange of Shares, then and in such event:

(i)                                     appropriate adjustment shall be made in the maximum number of Reserved Shares which may be granted under Section 3, and equitably in the Reserved

Shares which are then subject to each Award, so that the same proportion of the Company’s issued and outstanding Common Stock shall continue to be subject to grant under Section 3, and to such Award, and

(ii)                                  in addition, and without limitation, in the case of each Award (including, without limitation, Options) which requires the payment of consideration by the Holder in order to acquire Reserved Shares, an appropriate equitable adjustment shall be made in the consideration (including, without limitation the Option Price) required to be paid to acquire the each Reserved Share, so that (i) the aggregate consideration to acquire all of the Reserved Shares subject to the Award remains the same and, (ii) so far as possible, (and without disqualifying an Incentive Stock Option) the relative cost of acquiring each Reserved Share subject to such Award remains the same; and

(iii)                               in addition, shall make appropriate adjustment in the Performance Measures for each Performance Award so as to reasonably insure that the same level of performance will result in the same Vesting and other material rights and benefits under the Performance Award.

All such determinations shall be made by the Board in its sole discretion.

(b)                                  The Committee may change, or may direct the Administrator to change, the terms of Awards outstanding under this Plan when, in the Committee’s judgment, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation § 1.425 1(a)(1)(ii)); provided, however, that if by reason of such corporate transaction an Incentive Stock Option is assumed or a new Incentive Stock Option is substituted therefore, the Committee, or at the direction of the Committee, the Administrator, may only change the terms of such Incentive Stock Option such that (i) the excess of the aggregate Fair Market Value of the Reserved Shares subject to the substituted Incentive Stock Option immediately after the substitution or assumption, over the aggregate Option Price of such Reserved Shares at such time, is not more than the excess of the aggregate Fair Market Value of all Reserved Shares subject to the Incentive Stock Option immediately before such substitution or assumption over the aggregate Option Price of such Reserved Shares at such time, and (ii) the substituted Incentive Stock Option, or the assumption of the original Incentive Stock Option does not give the Holder additional benefits which such Holder did not have under the original Incentive Stock Option.  Without limiting the generality of any other provisions hereof, including, without limitation, Section 21, except to the minimum extent, if any, required by Section 424(a) of the Code with respect to Incentive Stock Options, no change made under the authority of this Section 11(b) in the terms of an Award shall alter such Award’s material provisions in a way that makes such Award less valuable to its Holder.

(c)                                  Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale for adequate consideration, or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Reserved Shares subject to Awards granted under the Plan; provided, further, that such issuance shall require the Committee to make such adjustments as are required under Section 11(a)(iii).

(d)                                  Without limiting the generality of the foregoing, except for making the adjustments required under Section 11(a)(iii), the existence of outstanding Awards with respect to Reserved Shares granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (2) any merger or consolidation of the Company; (3) any issue by the Company of debt securities, or preferred or preference stock which would rank above the Reserved Shares subject to outstanding Awards; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

12.                               Transferability of Awards.  Each Award which is an Incentive Stock Option shall not be transferable by the Holder otherwise than (i) by will or the laws of descent and distribution, or (ii) pursuant to a domestic relations order as that term is defined in section 414(p)(1)(B) of the Internal Revenue Code, provided that such order satisfies Section 414(p)(1)(A) of the Internal Revenue Code; and in the case of each other Award, subject to the same transfer restrictions in (i) and (ii) except that, if expressly provided in the Award, it is transferable, in whole or in part, without payment of consideration (i) to members of the Holder’s Immediate Family, (ii) to trusts for such Immediate Family members, or (iii) to partnerships whose only partners are such Immediately Family members, or (iv) except as prohibited by Rule 16b-3, to a person or other entity for which the Holder is entitled to a deduction for a “charitable contribution” under Section 170(a)(i) of the Code (provided, in each such case that no further transfer by any such permitted transferee(s) shall be permitted); provided, further that, except for the right to exercise an Award which is subject to exercise, the Holder retains all of the rights, duties and obligations under the Award (including, without limitation, satisfaction of the Vesting requirements and the payment of withholding.)

13.                               Issuance of Reserved Shares.  No Holder shall be, or have any of the rights or privileges of, the owner of Reserved Shares subject to an Award unless and until certificates representing such Shares shall have been issued and delivered to such Holder or, where Vested Shares are held by the Company to ensure compliance with specific requirements of an Award, to the extent expressly provided in the Award.  As a condition of any issuance of Shares, the Administrator may obtain such agreements or undertakings, if any, as the Administrator may deem necessary or advisable to assure compliance with any such law or regulation or Shareholder agreement including, but not limited to, a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Administrator, necessary or appropriate to comply with the provisions of any securities law deemed by the Administrator to be applicable to the issuance of the Reserved Shares and which are endorsed upon the Share certificates.

Share certificates issued to the Holder receiving such Reserved Shares who is a party to any Shareholders agreement, voting trust, or any similar agreement shall bear the legends contained in such agreements.  Notwithstanding any provision hereof to the contrary, no Reserved Shares shall be required to be issued with respect to an Award unless counsel for the

Company shall be reasonably satisfied that such issuance will be in compliance with applicable federal or state securities laws.

In no event shall the Company be required to sell or issue Reserved Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities law or regulation or a violation of any other law or regulation of any governmental authority or any national securities exchange.  As a condition to any sale or issuance of Reserved Shares, the Company may place legends on Reserved Shares, issue stop transfer orders, and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

Without limitation, the Company shall use its best efforts to register the Reserved Shares with the Securities and Exchange Commission.

14.                               Exercise of Discretion and Administration of the Plan.

(a)                                  The Plan shall be administered by the Administrator and, except for the powers expressly reserved to the Board and the Committee, the Administrator shall have all of the administrative powers under Plan.  Notwithstanding the forgoing, except as provided in Section 13, the Administrator shall only exercise nondiscretionary and purely ministerial authority hereunder.

(b)                                  The Administrator, from time to time, may adopt rules and regulations for carrying out the administrative purposes of the Plan.  The determinations under, and the interpretations of, any provision of the Plan or an Award by the Committee (or the Administrator in the exercise of its administrative authority) shall, in all cases, be in its sole discretion, and shall be final and conclusive.

(c)                                  Any and all determinations and interpretations of the Committee (and the Administrator solely in the exercise of administrative authority) shall be made either (i) by a majority vote of the members at a meeting duly called, with at least 2 days prior notice, or (ii) without a meeting, by the written approval of all members.

(d)                                  No member of the Committee, or the Administrator, shall be liable for any action taken or omitted to be taken by such member or by any other member of the Committee or by the Administrator with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee, and the Administrator, with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such person’s gross negligence, fraud or bad faith.  Such indemnification shall include attorney’s fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission.  Nothing herein shall be deemed to limit the Company’s ability to insure itself with respect to its obligations hereunder.

(e)                                  In particular, and without limitation, except for the authority granted to the Administrator under Section 13, the Committee shall have the sole authority, consistent with the terms of the Plan:

(i)                                     to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Persons;

(ii)                                  to determine the number of Reserved Shares to be covered by each such Award granted hereunder;

(iii)                               to determine the terms and conditions of any Award granted hereunder, and to amend or waive any such terms and conditions except to the extent, if any, expressly prohibited by the Plan;

(iv)                              to determine whether and under what circumstances an Option may be settled in Restricted Shares instead of Reserved Shares;

(v)                                 to determine whether, to what extent, and under what circumstances Awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other Awards under the Plan; and

(vi)                              to determine (or to delegate to the Administrator the authority to determine) whether to permit payment of tax withholding requirements in Reserved Shares.

(f)                                    Without limitation, Committee, and the Administrator solely with respect to its ministerial duties, shall have the authority to adopt, alter, and repeal any or all of its rules, guidelines, and practices with respect to the Plan, and all questions of interpretation, with respect to the Plan or any Award shall be decided by the Committee or, if purely ministerial, by the Administrator, as the case maybe, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

(g)                                 Without limitation, the Committee in its sole discretion may limit the ministerial authority granted hereunder to the Administrator by notifying the Administrator in writing of such limitation.

15.                               Tax Withholding.  On or immediately prior to the date on which a payment is made to a Holder hereunder or, if earlier, the date on which an amount is required to be included in the income of the Holder as a result of the lapse of a restriction on an Award, the Holder shall be required to pay to the Company, in cash, or in Shares (but in Shares or Reserved Shares only if expressly permitted in the Award, or by written authorization of the Administrator, and then only in the minimum amount required to satisfy the minimum withholding requirements with respect to such Award), the amount (if any) which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes; provided, further, without limitation, that the Committee may require that such payment be made in cash.

16.                               Restricted Share Awards.

(a)                                  The Committee may grant Awards of Restricted Shares to any Eligible Person, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified in the grant.  The terms and conditions of

Restricted Shares shall be specified in the Award.  The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an Award of Restricted Shares is made shall have in the Restricted Shares during the Restriction Period and the Restrictions applicable to the particular Award, including whether the holder of the Restricted Shares shall have the right to vote the Restricted Shares and the extent, if any, of Holder’s right to receive Restricted Share Distributions.  Unless otherwise provided in the Restricted Share Award, upon the expiration of Restrictions, the Restricted Shares shall cease to be Restricted Shares.

(b)                                  The Restrictions on Restricted Shares shall lapse in whole, or in installments, over whatever Restricted Period shall be selected by the Committee.

(c)                                  Without limitations, the Committee may accelerate the date on which Restrictions lapse with respect to any Restricted Shares.

(d)                                  During the Restricted Period, the certificates representing the Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder’s name and bear a restrictive legend disclosing the Restrictions, the existence of the Plan, and the existence of such Restricted Share Award.  Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be forfeited in accordance with the terms of such Restricted Share Award.  Restricted Shares shall constitute issued and outstanding Common Stock for all corporate purposes and the Holder shall have all rights, powers and privileges of a holder of unrestricted Shares except those that are expressly excluded under the terms of the Restricted Share Award, and Holder will not be entitled to delivery of the stock certificates until all Restrictions shall have terminated and after such period, for any additional period specified in the Award, and the Company will retain custody of all related Restricted Share Distributions (which will be subject to the same Restrictions, terms, and conditions as the related Restricted Shares) until the conclusion of the Restricted Period with respect to the related Restricted Shares or for such additional period as may be provided in the Award; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company’s creditors, until the date of their distribution; and provided, finally, that any material breach of any terms of the Restricted Share Award, as reasonably determined by the Committee, will cause a forfeiture of both Restricted Shares and Restricted Share Distributions.

17.                               Performance Awards.

(a)                                  Performance Awards during a Plan Year may be granted to any Eligible Persons.

(b)                                  Without limitation, the Committee’s grant of Performance Awards may, in its sole discretion, be made in Reserved Shares, or in cash, or in a combination of Reserved Shares and cash, but the cash portion of each such Award granted to each Eligible Person may not exceed $1,000,000 in a Plan Year.

(c)                                  The Committee shall select the Performance Measures which will be required to be satisfied during the Performance Period in order to earn the Performance Award.  Such

Performance Measures, and the duration of any Performance Period, may differ with respect to each Eligible Person, or with respect to separate Performance Awards issued to the same Eligible Person.  The selected Performance Measures, the Performance Period(s), and any other conditions to the Company’s obligation to pay a Performance Award shall be set forth in each Performance Award on or before the first to occur of (i) the 90th day of the selected Performance Period, (ii) the first date on which more than 25% of the Performance Period has elapsed, and (iii) the first date, if any, on which satisfaction of the Performance Measure(s) is no longer substantially uncertain.

(d)                                  Performance Awards may be payable in a single payment or in installments but may not be paid in whole or in part prior to the date on which the Performance Measures are attained, except that such payment may be accelerated upon the death or Disability of the Eligible Person, or as a result of a Change in Control, it being understood that if such acceleration events occur prior to the attainment of the Performance Measures, the Performance Award will not be exempt from Section 162(m) of the Code.

(e)                                  The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee, but may be specifically delegated to the Administrator.  Without limitation, where an Eligible Person has satisfied the Performance Measures with respect to a Performance Award, if permitted under the terms of such Performance Award, the Committee, in its sole discretion, may reduce the maximum amount payable under such Performance Award.

18.                               Stock Appreciation Rights.

(a)                                  The Committee shall have authority to grant (i) a SAR with respect to Reserved Shares, including, without limitation, Reserved Shares covered by any Option (“Related Option”), or a Performance Award (“Related Performance Award”).  A SAR granted with respect to a Related Option or Related Performance Award must be granted on the Date of Grant of such Related Option or Related Performance Award.

(1)                                  For the purposes of this Section 18, the following definitions shall apply:

(i)                             The term “SAR” shall mean a right granted under this Plan, including, without limitation, a right granted in tandem with an Award, that shall entitle the Holder thereof to the number of Reserved Shares which have a Fair Market Value equal to the SAR Spread payable as described in Section 18(d).

(ii)                          The term “SAR Spread” shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Share on the date of exercise, over (B) (x) if the SAR is granted in tandem with an Option, then the Option Price per Reserved Share of the Related Option, (y) if the SAR is granted in tandem with a Performance Award, the Agreed Price under the Related Performance Award, or (z) if the SAR is granted by itself with respect to a designated number of Reserved Shares, the Agreed Price which, without limitation, is the Fair Market Value of the Reserved Shares on the Date of Grant, in each case multiplied by (2) the number of Reserved Shares with respect to which such SAR is being exercised; provided, however, without limitation, that with respect to any SAR granted in tandem with an Incentive Stock Option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

(b)                                  To exercise the SAR the Holder shall:

(i)                                     Give written notice thereof to the Company, specifying the SAR being exercised and the number or Reserved Shares with respect to which such SAR is being exercised, and

(ii)                                  If requested by the Company, deliver within a reasonable time the agreement evidencing the SAR being exercised and, if applicable, the Related Option agreement, or Related Performance Award agreement, to the Secretary of the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Holder.

(c)                                  As soon as practicable after the exercise of a SAR, the Company shall transfer to the Holder Reserved Shares having a Fair Market Value on the date the SAR is exercised equal to either the SAR Spread; provided, however, without limiting the generality of Section 15, that the Company, in its sole discretion, may withhold from such transferred Reserved Shares any amount necessary to satisfy the Company’s minimum obligation for federal and state withholding taxes with respect to such exercise.

(d)                                  A SAR may be exercised only if and to the extent that it is permitted under the terms of the Award which, in the case of a Related Option, shall be only when such Related Option is eligible to be exercised.

(e)                                  Upon the exercise or termination of a Related Option, or the payment or termination of a Related Performance Award, the SAR with respect to such Related Option or Related Performance Award likewise shall terminate.

(f)                                    A SAR shall be transferable (i) only to the extent, if any, provided in the agreement evidencing the SAR, or (ii) if granted with respect to a Related Option, or Related Performance Award, only to the extent, if any, that such Related Option, or Related Performance Award, is transferable, and under the same conditions.

(g)                                 Each SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine.

(h)                                 The Holder shall have no rights as a stockholder with respect to the related Reserved Shares as a result of the grant of a SAR.

(i)                                    With respect to a Holder who, on the date of a proposed exercise of a SAR, is an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act or any similar rule which may subsequently be in effect), such proposed exercise may only occur as permitted by

Rule 16b-3, including without limitation paragraph (e)(3)(iii) (or any similar rule which may subsequently be in effect promulgated pursuant to Section 16(b) of the 1934 Act).

19.                               Section 83(b) Election.  If as a result of receiving an Award, a Holder receives Restricted Shares, then such Holder may elect under Section 83(b) of the Code to include in his or her gross income, for his or her taxable year in which the Restricted Shares are transferred to such Holder, the excess of the Fair Market Value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Restricted Shares at the Date of Grant, over the amount (if any) paid for the Restricted Shares.  If the Holder makes the Section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Administrator, (ii) provide the Administrator with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to pay the withholding amounts described in Section 15.

20.                               Interpretation.

(a)                                  If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

(b)                                  THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

(c)                                  Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

(d)                                  Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

(e)                                  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to Shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

21.                               Amendment and Discontinuation of the Plan.  The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend the Plan or any Award; provided, however, that (except to the extent provided in Section 9(b)) no such amendment may, without approval by the Shareholders, (a) increase the number of Reserved Shares or change the class of Eligible Persons, (b) permit the granting of Awards which expire beyond the maximum 10-year period described in Section 9(a)(5), or (c) make any change for which applicable law or regulatory authority (including the regulatory authority of the NASDAQ or any other market or exchange on which the Common Stock is traded) would require Shareholder approval or for which Shareholder approval would be required under Section 162(m) of the Code to secure complete deductibility of all compensation paid as a result of Awards; and provided, further, that no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in this Plan or under the terms of such

Award, substantially impair any Award previously granted to any Holder without the consent of such Holder.

22.                               Effective Date and Termination Date.  The Plan shall be effective as of its Effective Date, and shall terminate on the tenth anniversary of such Effective Date; provided, further, without limitation, that unless otherwise expressly provided in an Award, the termination of the Plan shall not terminate an Award which is outstanding on such date.